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                                                            EXHIBIT 21.1




             SUBSIDIARIES OF SPECIALTY FOODS ACQUISITION CORPORATION

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NAME                                                                                              STATE OF INCORPORATION

Specialty Foods Acquisition Corporation                                                                  Delaware
      Specialty Foods Corporation                                                                        Delaware
      SFC Sub, Inc.                                                                                      Delaware
      SFAC New Holdings, Inc.                                                                            Delaware
      SFC New Holdings, Inc.                                                                             Delaware

                  Specialty Foods Finance Corporation                                                    Delaware
                  SFC-SPV Corp.                                                                          Delaware
                  GWI, Inc.                                                                              Delaware
                  MA Holdings, Inc.                                                                      Delaware

                         Mother's Cake & Cookie Co.                                                      California
                               Archway Cookies, LLC                                                      Delaware
                                    Lew-Mark Baking Company                                              New York
                                    Garden State Cookies                                                 New York
                                    Fawn Foods, Inc.                                                     New York

                  SFFB Holdings, Inc.                                                                    Delaware
                         SanFran FB, Inc.                                                                California
                               Andre-Boudin Bakeries, Inc.                                               California
                                    Fisherman's Wharf Sourdough French Bread                             California
                                       Bakeries, Inc.
                                    Boudin International, Inc.                                           California
                                    Steve's Drayage                                                      California
                                    Laura Todd of America                                                California
                                    A. Trocano Construction, Inc.                                        California
                                    Gelsi, Inc.                                                          California
                                    Pane Corporate (dba San Diego Bread Company)                         California

                         San Francisco Bay Area Equipment and Supply                                     California
                         SanFran SB Holdings, Inc.                                                       California
                               PBI Holdings, Inc.                                                        California
                         San Francisco Baking Cultures                                                   California
                               SFSC, Inc.                                                                California
                               Larraburu Bakery                                                          California

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